MALT 04-3
Trust Settlement 3/29/2004
Sell Settlement 3/31/2004

The information herein has been provided solely by UBS Securities LLC. Neither the issuer of certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein.  information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information contained be superseded by the description of the mortgage loans contained and/or incorporated by reference in the Prospectus Supplement relating to the Certificates and supersedes all information contained in any collateral relating to the mortgage pool previously provided by UBS Securities LLC.

		AAA	Coup	Gwac	Cal Stips	LTV/FICO
Group	Description	Committed Amt	Cut-Off	Stipulation		(approx.)

1	15yr Alt-a 100% inv	50,000,000	5.000	5.48% +/- 5bps	specific ports	65/720

2	30yr 100% inv	70,000,000	6.250	6.61% +/- 5bps	specific ports	75/720

3	30yr 100% inv	40,000,000	6.000	6.2% +/- 5bps	specific ports	75/720

4	30yr 100% inv	42,000,000	5.500	5.816% +/- 5bps	specific ports	75/720

5	30yr high ltv (85% min)	55,000,000	6.500	7.45% +/- 5bps	specific ports	92/700

6	30yr low fico (700max)	65,000,000	6.500	7.01% +/- 5bps	specific ports	72/669

9	30yr high ltv (85% min)	80,000,000	7.000	7.78% +/- 5bps	specific ports	92/700

TOTAL		402,000,000